Exhibit 32.2

Certification of Acting Principal Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with the Annual Report on Form 10-K for the year ended December 31, 2016 (the “Report”) of TriplePoint Venture Growth BDC Corp. (the “Registrant”), as filed with the Securities and Exchange Commission on the date hereof, I, Sajal K. Srivastava, acting as the Principal Financial and Accounting Officer of the Registrant for the purposes of the filing of the Report, hereby certify, to the best of my knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Sajal K. Srivastava
Name:	Sajal K. Srivastava
Date:	March 13, 2017